Exhibit (a)(5)(C)

Proposed acquisition of Lincare Holdings Inc.

Creating a global leading
healthcare provider.

02 July, 2012
Announcement Conference Call

Disclaimer
The tender offer described herein has not yet commenced, and this material is neither an offer to purchase nor a solicitation of an offer to sell shares of Lincare Holdings Inc. common stock. At the time the tender offer is commenced, Linde will file a tender offer statement with the United States Securities and Exchange Commission (the “SEC”). Lincare Holdings Inc.
shareholders are strongly advised to read the tender offer documents that will be filed with the SEC because they will contain important information that Lincare Holdings Inc. shareholders should consider before tendering their shares. These documents will be available for free at the SEC’s website (http://www.sec.gov) and by directing a request to Linde AG,
Klosterhofstraße 1, 80331 Munich, Germany.
This website contains forward-looking statements about Linde AG (“Linde”) and their respective subsidiaries and businesses.
These include, without limitation, those concerning the strategy of an integrated group, future growth potential of markets and products, profitability in specific areas, the future product portfolio, development of and competition in economies and markets of the group.
These forward looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of Linde’s control, are difficult to predict and may cause actual results to differ significantly from any future results expressed or implied in the forward-looking statements on this website.
While Linde believes that the assumptions made and the expectations reflected on this website are reasonable, no assurance can be given that such assumptions or expectations will prove to have been correct and no guarantee of whatsoever nature is assumed in this respect. The uncertainties include, inter alia, the risk of a change in general economic conditions and government and regulatory actions. These known, unknown and uncertain factors are not exhaustive, and other factors, whether known, unknown or unpredictable, could cause the group’s actual results or ratings to differ materially from those assumed hereinafter. Linde undertakes no obligation to update or revise the forward-looking statements on this website whether as a result of new information, future events or otherwise.

Proposed acquisition of Lincare Holdings Inc.
Creating a global leading healthcare service provider
Benefiting from the mega-trend Healthcare
— Growth Drivers: ageing and growing population as well as
 continuously improving diagnostics and treatments
— Increasing share of revenues from resilient healthcare business
— Strong growth segment in mature regions
Increased share of revenues from gases business and higher exposure to North
America
— Group share of revenues from Gases Division increases to 82 percent
— Revenues in North America up from €1.7 bn to € 3.1 bn
— Increasing net asset base in North America

Proposed acquisition of Lincare Holdings Inc.
Creating a global leading healthcare service provider
Forming the global leading healthcare service provider in the gases industry
— Lincare: the uncontested performance leader in US respiratory homecare
— Strong enhancement of existing healthcare position in the United States
— Lincare originates from Linde Homecare Medical Systems and became part of Union Carbide in 1917
Value creation and financial impact
— Transaction expected to be immediately accretive to earnings
— Enhancing profitability in the reporting segment AMERICAS
— Acquisition financed initially via fully underwritten term loan to be syndicated to a wider banking group shortly afterwards and cash
— Take-out measures include debt and new equity
— Rating expected to remain unchanged at A* and respectively A3**
— Guidance for dynamic indebtness factor of up to 2.5x remains unchanged
* longterm S&P ** longterm Moody´s

Agenda
1. Group Strategy & Mega-trend Healthcare

2. Overview Lincare & Acquisition Rationale
3. Value Creation & Financial Impact
Appendix

Mega-trends
Drivers for future growth
Energy/Environment
Healthcare
Growth Markets
Capturing Mega-trend

Mega-trend Growth Markets
Industrial gases revenues 2011 vs. 2020 in € bn
Source: Linde, figures excl. Japan, equipment, healthcare and major impact out of future growth markets of the energy/environment sector
2011
# 1
# 1
~16
~2
~10
~13
~2
~0.5
~6
~4
~1
~2

Mega-trend Healthcare
Fostering growth in Mature Regions
 Resilient business profile
 – Ageing population in mature countries and
 increasing wealth in emerging countries
 – Budget pressure in healthcare systems
 and move to homecare
 – Value creation by cost efficient, reliable
 and safe products and services
2009
2010
2011
2.2
~5.8
~8.1
~3.9
~5.7
Source: Linde, figures incl.
gas therapies and intermediate
 care
Mature Regions
2011
2020
Growth Regions
2011
2020
Relevant Healthcare growth areas 2011 vs. 2020 in € bn
Linde Healthcare yoy comparable sales growth
3.7
2.7
1.5
5.7
5.8
5.5
5.1
4.2
5.0
5.8
6.5
4.0

First Baby-Boomers
turn 65 years old
Source: U.S. Department of Commerce, Bureau of the Census
Mega-trend Healthcare
Ageing population & increasing service duration in the US
2030: 19% of the population older than 65 years of age
U.S. Population Trends and Projections for age 65+, 1980-2030*
in millions
* Years 2010 through 2030 are projections
2011
34.0
2005
28.4
2000
21.9
Increasing service duration
supports structural growth
Service Duration Oxygen in
months
The average oxygen patient is 75 years of age
25
40
1980
2010
2020
72
2030
First Baby-Boomers
turn 75 years old
55
Source: Lincare conference presentation

Mega-trend Healthcare
Homecare is the patients´, payors´ and hospitals´ choice
Payors
Given the rapid growth of healthcare expenditures,
adequate care at home can prevent re-hospitalizations of chronically ill patients and lead to significant savings in the healthcare budgets.
Hospitals
Helping the hospitals to focus on acute patients and shifting the care for chronically ill patients to homecare.
Patients
Increased quality of life at home and enabling patients to lead a more active life style beneficial to overall health status.

Chronic respiratory diseases ,
patients need oxygen
(COPD, Asthma)
Home Oxygen Therapy
Products: LOX, GOX and
Concentrators
Obstructive Sleep Apnea,
patients need positive air
pressure during sleep
Sleep Therapy
Products: Positive Airway
Pressure Devices, Masks
Advanced respiratory diseases
patients need mechanical
ventilation support
Ventilation Services
Products: Mechanical
Ventilators, Equipment
Synergies: sales & marketing, logistics, integrated patient management, care center, adherence programme, technology development
Mega-trend Healthcare
Linde Homecare service offerings - growth through innovation
Services:
Home delivery, assessment and
rehab centers
Services: Screening, Diagnostics,
Home delivery, Therapy,
Adherence monitoring
Services: Home delivery, Care
Centers (REMEO), Tele-
monitoring

Agenda
1. Group Strategy & Mega-trend Healthcare

2. Overview Lincare & Acquisition Rationale
3. Value Creation & Financial Impact
Appendix

Leading player in the US
— 2011: USD 1.8 bn sales and USD 454 m EBITDA
— Leading provider in the highly fragmented
 US industry
— Pure play in respiratory: ~90% of sales
— 28% of 2011 share of industry revenues
— National platform offers full US coverage
— Scale and efficiency advantages

Established brand with strong reputation
— High-quality products and services for
 patients and providers
— Top-class billing processes and IT-systems
— Strong sales force with superior relationships
 to referral sources

Best-in-class sales growth track record
— CAGR in 2002-2011 of 7.5%
— Managing price cuts through customer gains
— Disciplined industry consolidator utilizing
 strong cash flow
Lincare Holdings Inc.
Overview - the performance leader in the industry
— 1,091 locations
 — More than 800,000 patients
 — 35 Billing/Collections Offices
 — 31 Pharmacies
— 11,000 Employees
 — 1,320 in Billing/Collections
 — 1,166 in Sales

14
Business Mix

14
Lincare Holdings Inc.
Industry leader with balanced business & payor mix
Leading Industry Position
local
players
AHOM
Rotech
Apria
Lincare
2011
43%
4%
7%
18%
28%
1998
61%
6%^
9%
13%
11%
Source: Lincare investor presentation
Other
Infusion/
Enteral
Sleep Apnea
Specialty
Services
Oxygen
2011
5%
6%
17%
22%
50%
Medicaid
Private
Insurance
DIrect
Medicare
2011
7%
32%
12%
49%
Payor Mix

— Lincare has a strong, experienced and high performing team
— Executing a highly efficient business model
— Driving superior operational and financial performance
— Capex/Sales ratio of around 7%
Lincare Holdings Inc.
The performance leader
Operating margin*
(EBITDA)
* 2011 figures; Free Cash Flow (FCF) is calculated as cash flow from operations less maintenance capex.
Lincare
24.6%
Apria
Rotech
22.2%
11.9%
Rotech
-2.8%
Apria
-2.7%
Lincare
9.9%
Cash flow generation*
(FCF/Sales)
Source Company information

Lincare Holdings Inc.
In the driver´s seat of a consolidating industry
Durable
Medical
Equipment
10
21.0%
Medicare
spending
514
Home oxygen a small
fraction of US Medicare spend
Home
Oxygen
Fast growth in homecare
5.9%
US
Healthcare
7.4%
US
Homecare
Medicare spending ($ bn, 2010)
Projected spending, 10-yrs-scale*
 US homecare oxygen supply
 is highly fragmented
 - Large number of players
 - Intention to reduce cost while
 safeguarding patient services
 - Competitive bidding in 3 waves
 (2009/2013/2016)

 Lincare ideally positioned
 to shape the future of the
 industry
 - Industry leader and proven track
 record in reach, efficiency and
 competence
 - Leveraging scale
 - Expanding into new businesses
Lincare in a pole position
* Centers for Medicare and Medicaid Services (CMS)
Source: 2010 figures from June 2011 MedPac Data Book, United States General
Accountability Office

EMEA
North America
APAC
46%
South America
5%
Acquisition Rationale
Relative gain in North America & more balanced mix in Gases
Cylinder
12%
Healthcare
Bulk
Tonnage
€11.3bn
Cylinder
Healthcare
Bulk
Tonnage
€12.8bn
Engineering
Gases
€14.0 bn
Engineering
Gases
82%
€15.5bn
North America
APAC
6%
EMEA
South America
€11.3bn
€12.8bn
Product area split
Gases Division
Sales split Group
Regional split
Gases Division
Sales
FY2011

Acquisition Rationale
Geographic expansion into US homecare industry
others
3%
Europe
43%
North America
54%
~€ 8 bn
Global homecare industry
sales split 2011 by region(1)
(respiratory)
 North America is the largest homecare segment
(1) Chronic Obstructive Pulmonary Disease (2) Assumes 53% of people with COPD are undiagnosed, per Frost & Sullivan
Source: Linde
2011-2020
2001-2010
3.7%
5.0%
Medicare Home Oxygen
Patient Growth (US) p.a.
COPD(1) is a rising incidence -16 million
Americans are diagnosed and it is estimated
that an equal amount remains undiagnosed (2)

Acquisition Rationale
… does not mean reduced firepower in the other growth trends
2.6
2010
2011
4.3
2012
4.0
2014
~550
2013
~650
2012
~750
2011
~800
2010
~800
2009
~500
(Projects > € 10 m)
Project amount by on-stream date (incl. JVs) in € m
Strong opportunity pipeline
 - High percentage of opportunities in
 Growth Markets
 - Increasing number of Energy/
 Environment projects
Very strong project pipeline
Continued full commitment to the mega-trends
Growth Markets and Energy/Environment
Availability of resources to enable envisaged growth in all mega-trends in € bn

Agenda
1. Group Strategy & Mega-trend Healthcare

2. Overview Lincare & Acquisition Rationale
3. Value Creation & Financial Impact
Appendix

Value Creation
Pro forma sales and EBITDA effects
Pro forma AMERICAS sales 2011/margin*
in € billion
in € billion
Pro forma Group sales 2011*
Pro forma Group EBITDA 2011/margin*
in € billion
Pro forma Healthcare sales 2011*
in € billion
margin +10 bp compared with Linde FY2011
margin +80 bp compared with Linde FY2011
Pro-forma
15.5
Lincare
1.5
Linde
14.0
Pro-forma
3.9
Lincare
1.5
Linde
2.4
Pro-forma
3.7
Lincare
0.4
Linde
3.3
Pro-forma
2.9
Lincare
1.5
Linde
1.4
* Lincare included with 1.25 €/$, Acquisition of Air Products Continental European Homecare business included in Linde with the corresponding 2011 Air Products business year revenues

Value Creation
Complementary set-up in homecare
Linde
- € 0.5 bn sales*
- 500,000 patients
- #1 in South America
- #2 in Europe
- Limited footprint in North America
- Active in more than 20 countries
Lincare
- € 1.5 bn sales**
- 800,000 patients
- Industry leader in US
- Performance focus
- Operational excellence
- Acquisition integration
- Competitive bidding
Core
- Oxygen therapy
- Sleep Apnea
- Nutrition, Infusion,
 other homecare services
Extended
- Pulmunary rehab,
 specialty services
Revenue
&
Cost synergies
Core
- Oxygen therapy
- Sleep Apnea
- Ventilation services
Extended
- Nutrition, infusion

- Performance focus
- Strong background in
 hospital care & gas therapies
- Innovation pipeline
* 2011 with the acquisition of Air Products Continental European Homecare business included (2011 Air Products business year revenues), ** 2011 with 1.25 €/$,

Value Creation
Expected revenue and cost synergies
Cost synergies and cash savings
of ~ 15 million Euro
Expected revenue synergies
of ~ 25 million Euro
Resulting from
— Lincare platform and Linde global
 homecare footprint
— Faster roll-out of new care concepts
 from and to Lincare

Ramp up time of 3 − 5 years, 60%
within 3 years
Categories of synergies Ramp up time

Financial Impact
Transaction highlights
— Acquisition of all shares of Lincare Holdings Inc. by way of a tender offer followed by a merger
— Transaction recommended by Lincare board of directors
Transaction
— USD 41.50 per share in cash
Offer price
— Equity value: USD 3.8 bn
— Enterprise value: USD 4.6 bn
Size of transaction
Transaction multiples
— 10.0 x Q1 2012 LTM Enterprise Value/ EBITDA pre synergies
Conditions
— Regulatory approvals
— Minimum majority acceptance
Financing
— Transaction initially financed through fully underwritten debt and cash followed by new equity and capital markets debt take-out measures
— Linde’s financial policy with net debt/EBITDA target range of up to 2.5x maintained pro forma for the transaction
— Linde is committed to maintaining its existing A / A3 credit ratings
Timing
— Expected launch of tender offer within the next two weeks
— Expected closing of subsequent merger in the Q3 2012

25
Funds will initially be provided in the form of a syndicated term loan and cash

Uses
Sources
Financial Impact
Secured transaction financing of USD 4.6 bn
1yr + 6 mth + 6 mth
bridge financing
signing
Sources
USD 4.6 bn
Debt
Refinancing
Purchase
Price
3yr term loan
3 +1 + 1 yr term loan
Equity offering
to the market
USD 4.6 bn
— It is expected that long-term ratings remain unchanged (S&P: A / Moody´s: A3)
— Timing of take-out measures (debt capital markets, equity increase) will depend on the timeline of the envisaged transaction and on prevailing market conditions
— Equity component expected to be up to € 1.5 bn
Cash

Financial Impact
Profitable Growth.
*please see definitions on page 38
Financial
Impact
— Pro forma Group margin up by 10bp
 compared to Linde 2011
— Pro forma AMERICAS margin up by 80bp
 compared to Linde 2011
EPS
Pro forma
EBITDA-margin
Mid-term
Targets
2014
— Adjusted* ROCE of 14% or above
 expected in 2015
— Operating profit of at least € 4 bn
 expected one year earlier in 2013
— Proposed acquisition would be accretive to earnings
 based on equity raise of up to € 1.5 bn

Agenda
1. Group Strategy & Mega-trend Healthcare

2. Overview Lincare & Acquisition Rationale
3. Value Creation & Financial Impact
Appendix

Linde Healthcare business  Linde Healthcare, global sales split in € m
— Established as strategic product area
 Healthcare within the Gases Division
 in 2000
— Accounted for 11% of Gases sales
 in 2011 and a strong contribution to
 operating profits
— Linde is the global leader
 in Hospital Care
— Linde Homecare has a 12% CAGR
 (2003-2011) with a strong footprint
 in South America and Europe
— In 2012 Linde acquired the
 Continental European Homecare
 business of Air Products
Mega-trend Healthcare
Linde Healthcare today
Hospital Care
Homecare
2011
1,189*
889
300
2010
1,132
849
283
+ 6.0%
+ 4.7%
* excluding the acquisition of the Continental European homecare business of Air Products

Mega-trend Healthcare
From medical gas provider to solutions & service provider
Development of new
therapies and applications
Homecare
Intermediate Care
Gas Therapies
Hospital Care
— Home oxygen therapies
— Ventilation services
— Sleep therapies
— Other service
— Patient centered care
— REMEO: treatment and care of
    chronic patients with mechanical
    ventilation needs
— Pulmonary hypertension &
    cardio-thoracic surgery
— Oxygen & Heliox therapies
— Pain relief
—Bulk supply and technical assistance
— Logistics and installation
— Customer Service
— Hospital & medical gas services
Integrated service provider

30
30

Lincare Holding Inc.
Increasing service offering with specialty services
- Home testing for patients on anti-coagulant therapy
- Measures patient’s INR at home on a weekly basis
INR Monitoring
- Multi-dimensional outpatient program
- Directed to clinical management and health maintenance
 of patients with chronic respiratory diseases
Specialty
Pharmacy
- Specialty pharmaceuticals dispensed and delivered by
 mail directly to patients and physicians
- Service US-wide
- Growing number of specialty areas
- Asthma, rheumatoid arthritis, multiple sclerosis, oncology, among others
Source Lincare
Pulmonary
Rehabilitation

Lincare Holdings Inc.
A charming appeal to our common history
Linde in the US
— The Linde Group and Lincare have common roots.
— In 1906, Carl von Linde decided to found his own
 company in the US.
— Hugo Reisinger, a member of the Busch family, was
 one of the founding partners.
— Lincare was originally known as Linde Homecare
 Medical Systems and had grown out of the American
 business of Linde.
— Linde Homecare Medical Systems became a
 subsidiary of Union Carbide when it acquired Linde’s
 U.S. business in 1917.
— Today’s Lincare was carved out from Union Carbide
 in 1987.
Prof. Dr Carl von Linde

32

– CB1 has been executed
– CB2 is scheduled to
 begin July 1, 2013
– Lincare revenue
 exposure to CB2 has
 been assessed and
 taken into account
– Medicare has improved
 the competitive bidding
 process by enhancing
 supplier eligibility
 standards
– Experience from CB1
 indicates price
 reductions, but volume
 increase for successful
 bidders and further
 industry consolidation
Lincare Holding Inc.
Competitive Bidding (CB) exposure is taken into account
NB: DMEPOS = Durable Medical Equipment, Prosthetics, Orthodics and Supplies. CBA = Competitive Bidding Area
Timeline of Key Events
2011 Revenue Basis
Lincare Competitive Bidding Revenue Exposure
2011
Revenue
$1,848
CB1 - 2011
CB2 - 2H 2013
2011
Revenue
$1,848
CB3 - 2016

Lincare Holdings Inc.
Historical development of reimbursement changes
Operating Performance EBITDA Margin
$ m

$ m                                                                                                                                                                                                                      %
BBA 1 - 1997
MMA 2 - 2003
DRA 3 - 2005 - 2010
– Over the past 13 years,
 Lincare has been able
 to offset Medicare
 reimbursement
 reductions
– Even after the
 significant
 reimbursement
 reductions in 2005 and
 cuts in 2009 resulting in
 lower revenues, Lincare
 has recovered relatively
 quickly
– Lincare remains
 EBITDA margin leader
 with a widening
 performance gap
 relative to national and
 local competitors
1,147
1,269
1,267
1,410
1,596
1,665
1,550
1,669
1,848
961
812
702
582
487
443
189
186
226
273
326
385
465
544
447
449
499
516
376
454
451
0
200
400
600
800
1,000
1,200
1,400
1,600
1,800
2,000
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
0
10
20
30
40
50
60
70
80
90
100
Revenue
EBITDA
EBITDA Margin
x
33
33
Source  Lincare, Capital IQ as of 15 June 2012
1. Balanced Budget Act
2. Medicare Modernization Act
3. Deficit Reduction Act

34

– Despite significant reimbursement cuts, Lincare has generated strong historical sales growth, in particular via strong and steady organic growth
– Lincare generates strong and resilient cash flow from operations
– Lincare capex/sales ratio of approx. 7% is substantially below Linde´s gas business ratio of 13%
* Cash flow from operations after interest, i.e. interest expense included in cash flow from operations rather than cash flow from financing
Lincare Holdings Inc.
Reimbursement effects have been successfully mitigated
Source  Lincare
$ m
Cash Flow From Operations *
MMA - 2003
DRA - 2005 - 2010
Source  Lincare
Capex/ Sales Ratio
2009
2010
2011
7.1
6.6
7.1
Reimbursement effects through price cuts were
successfully mitigated, resulting in strong cash flow

Mega-trend Healthcare
Oxygen Therapy for COPD (1)
COPD is the only major disease with rising
incidence - only 16 million Americans are
diagnosed with COPD and it is estimated
that 18 million remain undiagnosed (2)
(1) Frost & Sullivan, U.S. Census Bureau, Centers for Disease Control and Prevention (CDC)
(2) Approximately 16MM patients diagnosed with COPD. Assumes 53% of people with COPD are undiagnosed, per Frost & Sullivan
2010
17.8
5.2
10.8
2015
6.0
15.4
10.5
10.2
2020
7.0
16.5
COPD 65+yrs
COPD 0-65yrs
COPD Expected Growth
US COPD patients (in million)
8.3
18-44
12.4
3.2
14.7
75+
65-74
45-64
Incidence of COPD increases with age
 COPD by age prevalence (in million)

Approximately 13% of the 65+ population
has COPD with younger age groups also
being affected

Mega-trend Healthcare
Oxygen Therapy for Obstructive Sleep Apnea (OSA)
underpenetrated OSA business
 OSA patients (in million) (1)
72
Congestive
Cardiac
Failure
76
Obesity
Type II
Diabetes
83
Hypertension
77
Coronary
Artery
Disease
49
30
Atrial
Fibrillation
Co-morbidities associated with OSA
 prevalence of OSA (in %)(1)

2011
77.9
46.7
31.2
2015
35.1
52.6
87.7
Outside US (2)
US (2)
OSA is prevalent in patients with a number of other co-morbidities and as a result, treating OSA may decrease the prevalence of these major illnesses
(1) Wall Street research estimates
(2) Assumes 3.0% per year for total OSA patients

€ bn*
Goodwill Lincare	3.0 − 3.2
Equity increase	up to 1.5
Net debt (depends on equity increase)	approx. 2.2
Capital employed increase	3.7

Mid term gross debt interest rate (on total debt)	4.5%-4.75%
Mid term tax rate (starting 2013)	25% - 26%
37
Financial Impact
Expected impact on key figures, Linde Group
* based on 1.25 €/USD

Group, Definition of financial key figures
adjusted
ROCE
adjusted
EPS
Operating
Profit
Return
Operating profit
- depreciation / amortisation
excl. depreciation/amortization from purchase price allocation
Average
Capital
Employed
Return
Shares
equity (incl. minorities)
+ financial debt
+ liabilities from financial leases
+ net pension obligations
- cash, cash equivalents and securities
- receivables from financial leases
Return
earnings after tax and minority interests
+ depreciation/amortization from purchase price allocation
+/- special items
average outstanding shares
EBITDA (incl. IFRIC 4 adjustment)
excl. finance costs for pensions
excl. special items
incl. share of net income from associates and joint ventures

Investor Relations
Contact
Phone:  +49 89 357 57 1321
eMail:  investorrelations@linde.com
Internet:  www.linde.com
Financial Calendar
— Interim Report January to June: 27 July 2012
— Interim Report January to September: 29 October 2012